SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
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Fidelity Advisor Series VIII
(Name of Registrant as Specified In Its Charter)

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February 9, 2007

Dear Valued Client:

Please be advised that the Board of Trustees has authorized a proposal to add performance fees to 19 Fidelity Advisor equity funds, subject to shareholder approval. The proposed performance fees are adjustments to management fees, based on a fund's performance relative to its benchmark.

Fidelity's Performance Fee Structure

Fidelity's standard performance fee adjustment range is between +20 and -20 basis points, using a rolling 36-month performance period. If approved, the performance of the funds' Institutional share class will be used to determine the performance fee adjustments.*

Key Upcoming Dates

On February 9, 2007, a preliminary proxy statement is scheduled to be filed with the U.S. Securities and Exchange Commission, which will detail a proposal to add performance fees to the five Fidelity Advisor equity funds listed in the matrix below.

Shareholder meeting dates for each of the affected funds are shown below. Please note that the meeting dates are subject to change.

Fidelity Advisor Fund	Initial SEC Filing	Proxy Mailed to Shareholders	Shareholder Meeting (assuming quorum)
(5) FA Diversified International, FA Global Capital Appreciation, FA International Capital Appreciation, FA Japan, and FA Value Leaders	2/9/2007	3/19/2007	5/16/2007
(4) FA Aggressive Growth, FA Mid Cap II, FA New Insights, and FA Value	Early March 2007	4/23/2007	6/20/2007

(10) FA Dividend Growth, FA Dynamic Capital Appreciation, FA Equity Growth, FA Equity Value, FA Large Cap, FA Mid Cap, FA Small Cap, FA Strategic Growth, FA Value Strategies, and FA Capital Development (previously known as FA Destiny II).

	Early April 2007	5/21/2007	7/18/2007

*Advisor Value Strategies will base its performance fee adjustment on its retail class.

Shareholder Voting and Results

On behalf of the funds, Fidelity has hired D.F. King & Co., Inc. to solicit votes by telephone from those shareholders who have not cast their ballot. As a result, your clients may receive a telephone call from a D.F. King & Co. representative who will ask them to verify the last four digits of their Social Security Number or Tax Identification Number in order to cast a vote.

Please visit advisor.fidelity.com to view the proxy statements and Q&A, which will be posted as of each proxy mailing date. Results of each meeting will be added to advisor.fidelity.com after the meeting dates.

If you have any questions, please contact your Fidelity representative at 800-332-2008, Monday through Friday, between 8:30 a.m. and 6:00 p.m. Eastern time.

Sincerely,

/s/ Craig W. Huntley	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	/s/ Bill Loehning
Craig W. Huntley		Bill Loehning
Executive Vice President		Executive Vice President
Advisor Distribution Group		Institutional Distribution Group

Please read the proxy statements when they become available because they contain important information. The preliminary and definitive proxy statements can be accessed free of charge on www.sec.gov. Before investing, have your clients consider the funds' investment objectives, risks, charges and expenses. Contact Fidelity for a prospectus containing this information. Read it carefully.

455225.1.0

February 9, 2007

Dear Investment Professional:

Please be advised that our Board of Trustees authorized a proposal to add performance fees to 19 Fidelity Advisor equity funds, subject to shareholder approval. The proposed performance fees are adjustments to management fees, and are based on a fund's performance relative to its benchmark.

Fidelity's Performance Fee Structure

Fidelity's standard performance fee adjustment range is between +20 and -20 basis points, using a rolling 36-month performance period. If approved, the performance of the funds' Institutional share class will be used to determine the performance fee adjustment.*

Key Upcoming Dates

On February 9, 2007, the first preliminary proxy statement was filed with the U.S. Securities and Exchange Commission detailing a proposal to add performance fees to the first five of the affected Fidelity Advisor equity funds.

The scheduled shareholder meetings for each set of funds are detailed in the table below. Please note that dates are subject to change.

Fidelity Advisor Funds	Initial SEC Filing	Proxy Mailed to Shareholders	Shareholder Meeting (assuming quorum)
(5) Diversified International, Global Capital Appreciation, International Capital Appreciation, Japan, and Value Leaders	2/9/2007	3/19/2007	5/16/2007
(4) Aggressive Growth, Mid Cap II, New Insights, and Value	Early March 2007	4/23/2007	6/20/2007
(10) Dividend Growth, Dynamic Capital Appreciation, Equity Growth, Equity Value, Large Cap, Mid Cap, Small Cap, Strategic Growth, Value Strategies, and Capital Development	Early April 2007	5/21/2007	7/18/2007

*Advisor Value Strategies will base its performance fee adjustment on its retail class.

Currently, there are no plans to add performance fees to other Fidelity Advisor Funds.

Shareholder Voting and Results

On behalf of the funds, Fidelity has hired D.F. King & Co., Inc. to solicit votes by telephone from those shareholders who have not cast their ballot. As a result, your clients may receive a telephone call from a D.F. King & Co. representative who will ask them to verify the last four digits of their Social Security Number or Tax Identification Number in order to cast a vote.

Please visit advisor.fidelity.com to view the proxy statements and the Q&A, which will be posted as of each proxy mailing date. Results of each meeting will be added to advisor.fidelity.com after the meeting dates. If you have any questions, please contact your Fidelity representative at the appropriate phone number listed below.

Advisors	800-544-9999
Trust Institutions	800-533-8827
Institutional Insurance	800-522-7297

Sincerely,

/s/ Craig W. Huntley	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	/s/ Bill Loehning
Craig W. Huntley		Bill Loehning
Executive Vice President		Executive Vice President
Advisor Distribution Group		Institutional Distribution Group

Please read the proxy statements when they become available because they contain important information. The preliminary and definitive proxy statements can be accessed free of charge on www.sec.gov. Before investing, have your client consider the funds' investment objectives, risks, charges, and expenses. Contact Fidelity for a prospectus containing this information. Have your client read it carefully.

454437.1.0	1.843630.100